
                                              Thirteen Weeks Ended                     Thirty-nine Weeks Ended
                                         March 27,            March 28,            March 27,            March 28,
                                           1998                 1997                 1998                 1997
                                       ------------         ------------         ------------         ------------
                                                         (000's omitted, except per share data)

Basic:

Weighted average shares outstanding        9,154                9,548                9,147                9,590

                                       ------------         ------------         ------------         ------------
Total                                      9,154                9,548                9,147                9,590


Income from continuing operations      $   1,877            $   1,346            $   5,344            $   3,442
Gain (loss) from discontinued
  operations                                 363               (1,182)                 363               (2,184)
                                       ------------         ------------         ------------         ------------
Net income                             $   2,240            $     164            $   5,707            $   1,258
                                       ------------         ------------         ------------         ------------

Net income (loss) per share
  Continuing operations                $    0.20            $    0.14            $    0.58            $     0.36
  Discontinued operations                   0.04                (0.12)                0.04                 (0.23)
                                       ------------         ------------         ------------         ------------
Net income per share                   $    0.24            $    0.02            $    0.62            $     0.13
                                       ------------         ------------         ------------         ------------


Diluted:

Weighted average shares outstanding        9,154                9,548                9,147                9,590

Weighted average common stock
  equivalents                                266                  158                  244                  157
                                       ------------         ------------         ------------         ------------
Total                                      9,420                9,706                9,391                9,747

Income from continuing operations      $   1,877            $   1,346            $   5,344            $   3,442
Gain (loss) from discontinued
  operations                                 363               (1,182)                 363               (2,184)
                                       ------------         ------------         ------------         ------------
Net income                             $   2,240            $     164            $   5,707            $   1,258
                                       ------------         ------------         ------------         ------------

Net income (loss) per share
  Continuing operations                $    0.20            $    0.14            $    0.57            $    0.35
  Discontinued operations                   0.04                (0.12)                0.04                (0.22)
                                       ------------         ------------         ------------         ------------
Net income per share                   $    0.24            $    0.02            $    0.61            $    0.13
                                       ------------         ------------         ------------         ------------

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